EXHIBIT 10.64

                                 PROMISSORY NOTE

$125,000                                                FT. LAUDERDALE, FLORIDA
                                                        July 1, 1998




         For value received, Galacticomm Technologies, Inc., a corporation organized under Florida law (the "Payor"), promises to pay to the order of Mr. Yannick Tessier at 4101 S.W. 47th Avenue, Suite 101, Ft. Lauderdale, Florida, 33314, the principal sum of one hundred and twenty-five thousand dollars ($125,000) in lawful money of the United States of America, and to pay interest on the unpaid principal balance hereof in like manner at such address from the date hereof until the principal hereof shall have become due and payable at maturity, at a rate of seven percent (7%) per annum.

         The principal balance of this Note and all accrued but unpaid interest thereon shall be payable in a single installment upon the earlier to occur of:
(a) September 30, 1999, or (b) twelve (12) months after the closing of Payor's initial public offering of securities.

         This Note shall be governed by and construed in accordance with the laws of the State of Florida.

                                      GALACTICOMM TECHNOLOGIES, INC.



                                      By:/S/ PETER BERG
                                         --------------------------------------
                                      Peter Berg, its CEO